                                                                    Exhibit 4(a)



                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                                  dated as of

                               October 25, 1996

                                    between

                          FIRST STATE BANCORPORATION

                                      and

                  AMERICAN SECURITIES TRANSFER, INCORPORATED,

                                as Rights Agent

                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                               Table of Contents


                                   ARTICLE I
                              CERTAIN DEFINITIONS

1.1   Certain Definitions..............................................       1

                                  ARTICLE II
                                  THE RIGHTS

2.1   Summary of Rights................................................       6
2.2   Legend on Common Stock Certificates..............................       6
2.3   Exercise of Rights; Separation of Rights.........................       7
2.4   Adjustments to Exercise Price; Number of Rights..................       8
2.5   Date on Which Exercise is Effective..............................      10
2.6   Execution, Authentication, Delivery, and Dating of Rights
                Certificates...........................................      10
2.7   Registration, Registration of Transfer, and Exchange.............      10
2.8   Mutilated, Destroyed, Lost, and Stolen Rights Certificates.......      11
2.9   Persons Deemed Owners............................................      12
2.10  Delivery and Cancellation of Certificates........................      12
2.11  Agreement of Rights Holders......................................      12

                                  ARTICLE III
                         ADJUSTMENTS TO THE RIGHTS IN
                       THE EVENT OF CERTAIN TRANSACTIONS

3.1  Flip-in...........................................................      13
3.2  Flip-over.........................................................      15

                                  ARTICLE IV
                               THE RIGHTS AGENT

4.1  General...........................................................      16
4.2  Merger or Consolidation or Change of Name of Rights Agent.........      16
4.3  Duties of Rights Agent............................................      17
4.4  Change of Rights Agent............................................      18

                                   ARTICLE V
                                 MISCELLANEOUS

5.1  Redemption........................................................      19
5.2  Expiration........................................................      20

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5.3  Issuance of New Rights Certificates...............................      20
5.4  Supplements and Amendments........................................      20
5.5  Fractional Shares.................................................      20
5.6  Rights of Action..................................................      21
5.7  Holder of Rights Not Deemed a Stockholder.........................      21
5.8  Notice of Proposed Actions........................................      21
5.9  Notices...........................................................      21
5.10  Suspension of Exercisability.....................................      22
5.11  Costs of Enforcement.............................................      22
5.12  Successors.......................................................      22
5.13  Benefits of this Agreement.......................................      23
5.14  Determination and Actions by the Board of Directors, etc.........      23
5.15  Descriptive Headings.............................................      23
5.16  Governing Law....................................................      23
5.17  Counterparts.....................................................      23
5.18  Severability.....................................................      23

     SHAREHOLDER PROTECTION RIGHTS AGREEMENT, dated as of October 25, 1996, (as amended from time to time, this "Agreement"), between First State
Bancorporation, a New Mexico corporation (the "Company"), and American Securities Transfer, Incorporated, a Colorado corporation, as Rights Agent (the "Rights Agent," which shall include any successor Rights Agent hereunder).

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right ("Right") for each share of Common Stock (as hereinafter defined) held of record as of the close of business on November 20, 1996 (the "Record Time") and (b) as provided in Section 2.4, authorized the issuance of one Right for each share of Common Stock issued after the Record Time and before the Separation Time (as hereinafter defined) and, to the extent provided in Section 5.3, each share of Common Stock issued after the Separation Time;

     WHEREAS, subject to Sections 3.1, 5.1, and 5.10, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

     WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange, and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights, and other matters referred to herein;

     NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.1  Certain Definitions.  In this Agreement, the following terms have the
          -------------------
meanings indicated:

          "Acquiring Person" shall mean any Person who is a Beneficial Owner of ten percent or more of the outstanding shares of Common Stock; provided, however, that "Acquiring Person" shall not include any Person (1) who becomes the Beneficial Owner of ten percent or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until the Person becomes the Beneficial Owner (other than by a stock dividend or stock split) of any additional shares of Common Stock; (2) who is the Beneficial Owner of ten percent or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if

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the Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into, or exercisable for Common Stock) so that the Person ceases to be the Beneficial Owner of ten percent or more of the outstanding shares of Common Stock; or (3) who Beneficially Owns shares of Common Stock consisting solely of one or more (a) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to the Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into before a Flip-in Date, (b) shares of Common Stock (or securities convertible into, exchangeable into, or exercisable for Common Stock), Beneficially Owned by the Person or its Affiliates or Associates at the time of grant of such option, (c) shares of Common Stock (or securities convertible into, exchangeable into, or exercisable for Common Stock) acquired by Affiliates or Associates of the Person after such grant which, in the aggregate, amount to less than 1 percent of the outstanding shares of Common Stock, and (d) shares of Common Stock (or securities convertible into, exchangeable into, or exercisable for Common Stock) held by the Person in trust accounts, managed accounts, etc., or otherwise held in a fiduciary capacity, that are beneficially owned by third persons who are not Affiliates or Associates of the Person or acting with the Person to hold such shares, or which are held by the Person in respect of a debt previously contracted. In addition, the Company, any wholly owned Subsidiary of the Company, and any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company shall not be an Acquiring Person.

     "Affiliate" and "Associate" shall have the respective meanings ascribed to them in Rule 12b-2 under the Securities Exchange Act of 1934, in effect on the date of this Agreement.

     A Person shall be deemed the "Beneficial Owner" of, to have "Beneficial Ownership" of, and to "Beneficially Own" any securities as to which the Person or any of the Person's Affiliates or Associates is or may be deemed the beneficial owner of pursuant to Rule 13d-3 and 13d-5 under the Securities Exchange Act, as in effect on the date of this Agreement, as well as any securities as to which the Person or any of the Person's Affiliates or Associates has the right to become Beneficial Owner (whether the right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to have "Beneficial Ownership" of or to "Beneficially Own" (1) any security (x) solely because it has been tendered pursuant to a tender or an exchange offer made by the Person or any of the Person's Affiliates or Associates until the tendered security is accepted for payment or exchange, or (y) solely because the Person or any of the Person's Affiliates or Associates has or shares the power to vote or direct the voting of the security pursuant to a revocable proxy given in response to a public proxy or consent solicitation

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made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Securities Exchange Act of 1934 and pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, except if the power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report), or (2) any shares of Common Stock solely because the Person Beneficially Owns shares of nonvoting capital stock of the Company that are convertible by their own terms into the Common Stock unless the Person takes any action intended to effect the conversion (other than the disposition thereof to a Person who is not an Acquiring Person). Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions the officer or director takes in his capacity. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which the Person is deemed the Beneficial Owner shall be deemed outstanding.

     "Business Day" shall mean any day other than Saturday, Sunday, or a day on which banking institutions in New York City or the city in which the principal office of the Rights Agent is located are generally authorized or obligated by law or executive order to close.

     "Close of business" on any given date shall mean 5:00 p.m. New York City time (or, if it is not a Business Day, 5:00 p.m. New York City time, on the next Business Day).

     "Common Stock" shall mean the shares of Common Stock, no par value per share, of the Company.

     "Exchange Time" shall mean the time at which the right to exercise the Rights terminates pursuant to Section 3.1(c) hereof.

     "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment in accordance with these terms, the Exercise Price shall equal $45.

     "Expiration Time" shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the close of business on the ten-year anniversary of the Record Time, and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into before a Flip-in Date.

     "Flip-in Date" shall mean the tenth business day after any Stock Acquisition Date which is not the result of a Flip-over Transaction or Event or an earlier or later date, not beyond the thirtieth day after the Stock Acquisition Date, as the Board of Directors of the

Company may fix by resolution adopted before the Flip-in Date that would otherwise have occurred.

     "Flip-over Entity," for purposes of Section 3.2, shall mean (1) in the case of a Flip-over Transaction or Event described in clause (1) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no securities are being issued, the other party to the Flip-over Transaction or Event and (2) in a Flip-over Transaction or Event referred to in clause (2) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in the Flip-over Transaction or Event, but in all cases if the Person is a subsidiary of a corporation, the parent corporation shall be the Flip-over Entity.

     "Flip-over Stock" shall mean the capital stock (or similar equity interest) with the greatest voting power for electing directors (or other persons similarly responsible for directing of the business and affairs) of the Flip-over Entity.

     "Flip-over Transaction or Event" shall mean a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (1) the Company consolidates or merges or participates in a share exchange with any other Person if, at the time of the consolidation, merger, or share exchange or when the Company enters into any agreement for any such consolidation, merger, or share exchange, the Acquiring Person Controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in the consolidation, merger, or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person, or (2) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) assets (A) aggregating more than 50 percent of the assets (measured by either book value or fair market value) or (B) generating more than 50 percent of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more Persons which are Affiliates or Associates or otherwise acting in concert, if, when the company (or any Subsidiary) enters into an agreement about the sale or transfer of assets, the Acquiring Person Controls the Board of Directors of the Company. An Acquiring Person shall be deemed to Control the Company's Board of Directors when, following a Flip-in Date, the persons who were directors of the Company before the Flip-in Date cease to constitute a majority of the Company's Board of Directors.

     "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of the securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding the date; provided, however, that if an event analogous to any of the events described in Section 2.4 hereof has caused the closing prices used to determine the Market Price on any of the 20 Trading Days not to be fully comparable with the closing price on the date, each closing price so used shall be appropriately adjusted to make it fully comparable with the closing price on the date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or if no sale takes place or is quoted on the date, the average of the closing bid and asked prices, regular way, for each share of the securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc., or, if the securities are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or another system then in use, or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and stated in a certificate delivered to the Rights Agent.

     "Person" shall mean any individual, firm, partnership, association, group (as used in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on the date of this Agreement), corporation, or other entity.

     "Redemption Price" shall mean an amount equal to $0.01.

     "Redemption Time" shall mean the time at which the right to exercise the Rights terminates pursuant to Section 5.1 hereof.

     "Separation Time" shall mean the close of business on the earlier of (1) the tenth Business Day (or a later date as the Board of Directors of the Company may fix by resolution adopted before the Separation Time that would otherwise have occurred) after any Person commences a tender or an exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, and
(2) the Flip-in Date; provided, that if the foregoing makes the Separation Time before the Record Time, the Separation Time shall be the Record Time and provided further, that if any tender or exchange offer referred to in clause (1) of this paragraph is cancelled, terminated, or otherwise withdrawn before the Separation Time without the purchase of any shares of Common Stock pursuant thereto, the offer shall be deemed, for purposes of this paragraph, never to have been made.

         "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) that an Acquiring Person has become such.

         "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by the Person.

         "Trading Day," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc., is open for business or, if the securities are not listed or admitted to trading on the New York Stock Exchange, Inc., a day on which the principal national securities exchange on which the securities are listed or admitted to trading is open for business or, if the securities are not listed or admitted to trading on any national securities exchange, a Business Day.

                                  ARTICLE II

                                  THE RIGHTS

     2.1  Summary of Rights.  As soon as practicable after the Record Time, the
          -----------------
Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock as of the Record Time at such holder's address as shown by the records of the Company.

     2.2  Legend on Common Stock Certificates.  Certificates for the Common
          -----------------------------------
Stock issued after the Record Time but before the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on, or otherwise affixed to them the following legend:

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of October 25, 1996 (as amended from time to time, the "Rights Agreement"), between First State Bancorporation (the "Company") and American Securities Transfer, Incorporated, as Rights Agent (the "Rights Agent," which shall include any successor Rights Agent), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as stated in the Rights Agreement, the Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or its Affiliate or Associate, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing), or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange to mail a copy of the Rights Agreement to the holder of this certificate without charge promptly after receiving a written request therefor.

Certificates representing shares of Common Stock issued and outstanding at the Record Time shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

     2.3  Exercise of Rights; Separation of Rights.
          ----------------------------------------

          (a) Subject to Sections 3.1, 5.1, and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and before the Expiration Time, to purchase, for the Exercise Price, one share of Common Stock.

          (b)  Until the Separation Time, (i) no Right may be exercised, and
     (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (together, in the case of certificates issued before the Record Time, with the letter mailed to the record holder thereof pursuant to Section 2.1) and will be transferable only with, and will be transferred by a transfer (whether with or without the letter) of, such associated share.

          (c) Subject to this Section 2.3 and to Sections 3.1, 5.1, and 5.10, after the Separation Time and before the Expiration time, the Rights (i) may be exercised and (ii) may be transferred independently of shares of Common Stock. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Stock as of the Separation Time (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit "A" hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and any legends, summaries, or endorsements printed thereon as the Company deems appropriate and as are not inconsistent with the provisions of this Agreement, or as required to comply with any law, rule, or regulation made pursuant thereto, or any rule or regulation of any national securities exchange or quotation system on which the Rights may be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

          (d) Subject to Sections 3.1, 5.1, and 5.10, Rights may be exercised on any Business Day after the Separation Time and before the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge payable for any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

          (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to Sections 3.1, 5.1, and 5.10, the Rights Agent will thereupon promptly
     (i)(A) requisition from a transfer agent stock certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased, or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with
     Section 5.5 and (ii) after receipt of such certificates, depositary receipts, and/or cash, deliver them to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in the name or names designated by such holder.

          (f) If the holder of any Rights exercises less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

          (g) The Company covenants and agrees that it will (i) take all necessary action to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued, delivered, fully paid, and nonassessable; (ii) take all necessary action to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule, or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable for the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable for any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

     2.4  Adjustments to Exercise Price; Number of Rights.
          -----------------------------------------------

         (a) In the Company at any time after the Record Time and before the Separation Time (i) declares or pays a dividend on Common Stock payable in Common

     Stock, (ii) subdivides the outstanding Common Stock, or (iii) combines the outstanding Common Stock into a smaller number of shares of Common Stock,
     (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately before the adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately before such dividend, subdivision, or combination would hold thereafter as a result and (y) each Right held before the adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision, or combination.

          If the Company at any time after the Record Time and before the Separation Time issues any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing the share. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Time.

          (b) If the Company at any time after the Record Time and before the Separation Time issues or distributes any securities or assets in respect of, in lieu of, or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any transaction involving a merger, consolidation, or share exchange), or otherwise, the Company shall make any adjustments in the Exercise Price, number of Rights, and/or securities or other property purchasable upon exercise of rights as the Board of Directors of the Company, in its sole discretion, deems appropriate under the circumstances to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

          (c) Each adjustment to the Exercise Price pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth the adjustment and a brief statement of the facts accounting for the adjustment, and (ii) promptly file with the Rights Agent and each transfer agent for the Common Stock a copy of certificate.

          (d) Rights certificates shall represent the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though the certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

     2.5 Date on Which Exercise is Effective.  Each person in whose name any
         -----------------------------------
certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and the certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next Business Day on which the stock transfer books of the Company are open.

     2.6  Execution, Authentication, Delivery, and Dating of Rights Certificates
          ----------------------------------------------------------------------

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or one of its Vice-Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

          Rights Certificates bearing the manual or facsimile signatures of persons who were at any time the proper officers of the Company shall bind the Company, even though the persons or any of them has ceased to hold such offices before the countersignature and delivery of the Rights Certificates.

          Promptly after the Company learns of the Separation Time, the Company will notify the rights Agent of the Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver the Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.

          (b) Each Rights Certificates shall be dated the date of its countersignature.

      2.7 Registration, Registration of Transfer, and Exchange.
          ----------------------------------------------------

          (a) After the Separation Time, the Company will cause to be kept a register (the "Rights Register") in which, subject to its reasonable regulations, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. If the Rights

     Agent ceases to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

          After the Separation Time and before the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as the Rights Certificate so surrendered.

          (b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and the Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon registration of transfer or exchange.

          (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or the holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge imposed in relation thereto.

          (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have become void under Section 3.1(b), been exchanged under Section 3.1(c), or been redeemed or terminated under Section 5.1.

     2.8  Mutilated, Destroyed, Lost, and Stolen Rights Certificates.
          ----------------------------------------------------------

          (a) If any mutilated Rights Certificate is surrendered to the Rights Agent before the Expiration Time, then, subject to Sections 3.1(b), 3.1(c), and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

          (b) If the Company and the Rights Agent receive before the Expiration Time (i) evidence to their satisfaction of the destruction, loss, or theft of any Rights Certificate, and (ii) any security or indemnity as they require to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c), and 5.1 and in the absence of notice to the Company or the Rights Agent that the Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost, or stolen Rights

     Certificate, a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so destroyed, lost, or stolen.

          (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

          (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost, or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Rights Certificate is at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with all other Rights duly issued hereunder.

     2.9  Persons Deemed Owners.  Before due presentment of a Rights Certificate
          ---------------------
(or, before the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem the person in whose name the Rights Certificate (or, before the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes, including the payment of the Redemption Price, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, before the Separation Time, the associated shares of Common Stock).

     2.10 Delivery and Cancellation of Certificates.  All Rights
          -----------------------------------------
Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company has acquired in any manner, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return all cancelled Rights Certificates to the Company.

     2.11 Agreement of Rights Holders.  Every holder of Rights by accepting
          ---------------------------
them consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

          (a) Before the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

          (b) After the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

          (c) Before due presentment of a Rights Certificate (or, before the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem the person in whose name the Rights Certificate (or, before the Separation time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

          (d) Rights beneficially owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become void; and

          (e) This Agreement may be supplemented or amended pursuant to Section 2.4(b) or 5.4 hereof.

                                  ARTICLE III

                         ADJUSTMENTS TO THE RIGHTS IN
                       THE EVENT OF CERTAIN TRANSACTIONS

     3.1  Flip-in.
          -------

          (a) If before the Expiration Time a Flip-in Date occurs, then the Company shall take any necessary action to ensure and provide that, except as provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted to protect the interests of the holders of Rights generally if on or after the Stock Acquisition Date an event analogous to any of the events described in Section 2.4(a) or (b) has occurred with respect to the Common Stock).

          (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate or by any transferee, direct or indirect, of any of the foregoing shall become void, and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting it will not complete the certification at the end of the form of assignment or notice of election to exercise and provide additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associate) as the Company reasonably requests, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof an Acquiring Person or its Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the rights evidenced thereby to be void and not transferable or exercisable.

          (c) The Board of Directors of the Company may, at its option, at any time on and after a Flip-in Date and before an Acquiring Person becomes the Beneficial Owner of more than 50 percent of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to Section 3.1(b)) for shares of Common Stock at an exchange ration of one share of Common Stock per Right, appropriately adjusted to protect the interests of holders of Rights generally if after the Separation Time an event analogous to any of the events described in
     Section 2.4(a) or (b) has occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

          Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate, and each Right (other than Rights that have become void pursuant to Section 3.1(b)) will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing notice in accordance with
     Section 5.9.

          Each Person in whose name any certificate for shares is issued upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of surrender and payment is a date upon which the stock transfer books of the Company are closed, the Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next Business Day on which the stock transfer books of the Company are open.

          (d) If there are not sufficient treasury shares or authorized but unissued shares of Common Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or (c), the Company shall either (i) call a meeting of stockholders seeking approval to authorize sufficient additional shares (but if approval is not obtained, the Company will take the action specified in clause (ii) of this sentence), or (ii) take any necessary action to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or
     (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above, the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

     3.2  Flip-over.
          ---------

          (a) Before the Expiration Time, the Company shall not enter into any agreement with respect to, consummate, or permit to occur any Flip-over Transaction or Event unless it has entered into a supplemental agreement with the Flip-over Entity for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event, (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with these terms, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of the Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted to protect the interests of the holders of Rights generally if after the date of consummation or occurrence an event analogous to any of the events described in Section 2.4(a) or (b) has occurred with respect to the Flip-over Stock), and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of the Flip-over Transaction or Event and the supplemental agreement, all obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

          (b) Before the Expiration Time, unless the rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate, or permit to occur any Flip-over Transaction or Event if at the time thereof any rights, warrants, or securities are outstanding, or any other arrangements, agreements, or instruments would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                                  ARTICLE IV

                               THE RIGHTS AGENT

     4.1  General.
          -------

          (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment, or transfer, power of consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper person or persons.

     4.2  Merger or Consolidation or Change of Name of Rights Agent.
          ---------------------------------------------------------

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, if the corporation would be eligible for appointment as a successor Rights Agent under Section 4.4 hereof. In case at the time the successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, the successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver the Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the successor Rights Agent may countersign the Rights Certificates in the name of either the predecessor Rights Agent or the successor Rights Agent; and in all cases the Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

          (b) If the name of the Rights Agent is changed and at that time any Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign the Rights Certificates in either its prior or changed name; and in all cases the Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     4.3  Duties of Rights Agent.  The Rights Agent undertakes the duties and
          ----------------------
obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company before taking or suffering any action hereunder, the fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President, or any Vice-President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and the certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.

          (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

          (d) The Rights Agent will not be liable for or because of any of the statements of fact or recitals in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify them, but all such statements and recitals are and will be deemed to have been made by the Company only.

          (e) The Rights Agent will be under no responsibility in respect of the validity of this Agreement or its execution and delivery (except the due authorization, execution, and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for the Company's breach of any covenant or condition in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under Sections 2.4, 3.1, or 3.2 hereof, or responsible for the manner, method, or amount of any such adjustment or the ascertaining of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued, and delivered and fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge, and deliver, or cause to be performed, executed, acknowledged, and delivered, any other acts, instruments, and assurances as reasonably required by the Rights Agent to carry out or perform the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice-President, or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to that person for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of that person.

          (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in Common Stock, Rights, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any attorneys or agents or for any loss to the Company resulting from any act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     4.4  Change of Rights Agent.  The Rights Agent may resign and be
          ----------------------
discharged from its duties under this Agreement upon 90 days' notice (or shorter notice as acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor Rights Agent. If the Company fails to make an appointment within 30 days after removal or after notification in writing of resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with the notice, submit the holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or any state thereof, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act, or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or the removal of the Rights Agent, or the appointment of the successor Rights Agent.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1  Redemption.
          ----------

          (a) The Board of Directors of the Company may, at its option, at any time before the close of business on the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price, and the Company, at its option, may pay the Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

          (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate, and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of the redemption to the Rights Agent and the holders of the then outstanding Rights by mailing notice in accordance with Section 5.9.

     5.2  Expiration.  The Rights and this Agreement shall expire at the
          ----------
Expiration Time, and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Sections 3.1(c), 3.1(d), 3.1(e), 3.2, or 5.1 hereof.

     5.3  Issuance of New Rights Certificates.  Notwithstanding any of the
          -----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in a form approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and before the Redemption Time or Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock or to options, in each case issued or granted before, outstanding at, the Separation Time, the Company shall issue to the holders of such shares of Common Stock, Rights Certificates representing the appropriate number of rights in connection with the issuance or sale of such shares of Common Stock; provided however, in each case, (i) no such Rights Certificate is issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

     5.4  Supplements and Amendments.  The Company and the Rights Agent may
          --------------------------
supplement or amend this Agreement without the approval of any holders of Rights
(i) before the close of business on the Flip-in Date, in any respect, and (ii) after the close of business on the Flip-in Date, to make any changes that the Company deems necessary or desirable and which do not materially or adversely affect the interests of the holders of Rights generally, or to cure any ambiguity in or to correct or supplement any provision herein which is inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the preceding sentence.

     5.5  Fractional Shares.  If the Company elects not to issue certificates
          -----------------
representing factional shares upon exercise or redemption of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either
(i) evidence the fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all rights, privileges, and preferences to which the holder would be entitled as a Beneficial Owner of the fractional share, or (ii) sell the shares on behalf of the holders of Rights and pay them the appropriate fraction of price per share received upon such sale.

     5.6  Rights of Action.  Subject to the terms of this Agreement (including
          ----------------
Section 3.1b)), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise Rights as provided in the holder's Rights Certificate and this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     5.7  Holder of Rights Not Deemed a Stockholder.  No holder, as such, of
          -----------------------------------------
any Rights shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until the Rights have been exercised or exchanged in accordance with these provisions.

     5.8  Notice of Proposed Actions.  If the Company proposes after the
          --------------------------
Separation time and before the Expiration Time (i) to effect or permit (when the Company's permission is required) occurrence of any Flip-in Date or Flip-over Transaction or Event, or (ii) to effect the liquidation, dissolution, or winding up of the Company, then, in either case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of the proposed action, which shall specify the Flip-in Date or the date on which the Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place at least 20 Business Days before the proposed action.

     5.9  Notices.  Notices or demands authorized or required by this Agreement
          -------
to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         First State Bancorporation
                         111 Lomas Avenue, N.W.
                         Albuquerque, NM 87102

                         Attention: Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         American Securities Transfer, Incorporated
                         938 Quail Street, Suite 101
                         Lakewood, Colorado  80216-5513

                         Attention:  Kathy Heagerty

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to the holder at the address of such holder as it appears upon the registry books of the Rights Agent or, before the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice mailed as herein provided shall be deemed given, whether or not the holder receives the notice.

     5.10  Suspension of Exercisability.
           ----------------------------

          (a) To the extent that the Company determines in good faith that some action will or need be taken pursuant to Section 3.1(a), (b), (d), or (e), or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for up to 90 days following the occurrence of the Separation Time or the Flip-in Date to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required.

          (b) Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

     5.11  Costs of Enforcement.  The Company agrees that if the Company or any
           --------------------
other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or the Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by the holder in actions to enforce the holder's rights pursuant to any Rights or this Agreement.

     5.12  Successors.  All the covenants and provisions of this Agreement by
           ----------
or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     5.13  Benefits of this Agreement.  Nothing in this Agreement shall be
           --------------------------
construed to give to any Person other than the Company, the Rights Agent, and the holders of the Rights any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the holders of the Rights.

     5.14  Determination and Actions by the Board of Directors, etc.  The
           --------------------------------------------------------
Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as necessary or advisable to administer this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations, and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

     5.15  Descriptive Headings.  Descriptive headings appear herein for
           --------------------
convenience only and shall not control or affect the meaning or construction of any provisions.

     5.16  Governing Law.  THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL
           -------------
BE DEEMED A CONTRACT MADE UNDER THE LAWS OF NEW MEXICO AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

     5.17  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, and each counterpart shall for all purposes be deemed an original, and all counterparts shall together constitute but one and the same instrument.

     5.18  Severability.  If any term or provision hereof or the application
           ------------
thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, the term or provision shall be ineffective as to that jurisdiction to the extent of its invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of the term or provision to circumstances other than those as to which it is held invalid or unenforceable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                        FIRST STATE BANCORPORATION


                        By:    Michael R.Stanford
                               ------------------------------------------
                        Name:  Michael R. Stanford
                               ------------------------------------------
                        Title: President and Chief Executive Officer
                               ------------------------------------------


                        AMERICAN SECURITIES TRANSFER, INCORPORATED


                        By:    Kathleen Heagerty
                               ------------------------------------------
                        Name:  Kathleen Heagerty
                               ------------------------------------------
                        Title: Operation Manager/Non-routine
                               ------------------------------------------

                                                                     Exhibit "A"


                          FORM OF RIGHTS CERTIFICATE
                          --------------------------

Certificate No. W-                                 _____________ Rights

               THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY
                EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE
               TERMS SET FORTH IN THE RIGHTS AGREEMENT.  RIGHTS
             BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES
              OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN
              THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE
                            FOREGOING WILL BE VOID.


          ____________________________________________________________

                              Rights Certificate

         _____________________________________________________________

                          FIRST STATE BANCORPORATION

     This certifies that _____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions, and conditions of the Stockholder Protection Rights Agreement, dated as of October 25, 1996 (as amended from time to time, the "Rights Agreement"), between First State Bancorporation, a New Mexico corporation (the "Company"), and American Securities Transfer, Incorporated, a Colorado corporation, as Rights Agent (the "Rights Agent," which shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as defined in the Rights Agreement) and before the close of business on October 25, 2006, one share of Common Stock, no par value per share (the "Common Stock") of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in Lakewood, Colorado. The Exercise Price shall initially be $45 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

     In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Common Stock, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for the purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate is exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right, or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate have been exercised or exchanged as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:_____________________

ATTEST:                             FIRST STATE BANCORPORATION


_______________________________     By:____________________________________
Secretary


Countersigned:

_______________________________

By:____________________________
     Authorized Signature

                 [Form of Reverse Side of Rights Certificate]


                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
             holder desires to transfer this Rights Certificate.)

     FOR VALUE RECEIVED, ____________________________________, hereby sells, assigns, and transfers unto _______________________________________

________________________________________________________________________________
this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated:________________________, 19____.


Signature Guaranteed:               _______________________________________
                                    Signature
                                    (Signature must correspond to name as
                                    written upon the face of this Rights
                                    Certificate in every particular, without alteration, enlargement, or change.)

     Signatures must be guaranteed by a commercial bank or trust company broker, dealer, or other eligible institution participating in a recognized signature guarantee medallion program.

 ................................................................................
                           (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                ______________________________
                                                Signature


 ................................................................................

                                     NOTICE
                                     ------

     If the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                  [To be attached to each Rights Certificate]

                         FORM OF ELECTION TO EXERCISE
                         ----------------------------

                     (To be executed if holder desires to
                       exercise the Rights Certificate.)

TO:  FIRST STATE BANCORPORATION

     The undersigned hereby irrevocably elects to exercise __________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

               _______________________________________________

               Address: ______________________________________

               _______________________________________________
               Social Security or other
               Taxpayer Identification Number: _______________

If such number of Rights is not all the Rights evidenced by this rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

               _______________________________________________

               Address: ______________________________________

               _______________________________________________
               Social Security or other
               Taxpayer Identification Number: _______________

Dated: ______________________, 19____

Signature Guaranteed:
                                        _______________________________________
                                        Signature
                                        (Signature must correspond to name as
                                        written upon the face of the attached
                                        Rights Certificate in every particular,
                                        without alteration, enlargement, or
                                        change.)

     Signatures must be guaranteed by a commercial bank or trust company broker, dealer, or other eligible institution participating in a recognized signature guarantee medallion program.

 ...............................................................................
                           (To be completed if true)

     The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the attached Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                 _______________________________________
                                 Signature

 ...............................................................................
                                    NOTICE
                                    ------

     If the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.